Exhibit 10.27

ADVISORY TERMINATION AGREEMENT AND MUTUAL RELEASE

by and among

APARTMENT TRUST OF AMERICA, INC.,

APARTMENT TRUST OF AMERICA HOLDINGS, L.P.

ROC REIT ADVISORS, LLC,

STANLEY J. OLANDER,

GUSTAV G. REMPPIES, AND

DAVID CARNEAL

ADVISORY TERMINATION AGREEMENT AND MUTUAL RELEASE

This Advisory Termination Agreement and Mutual Release (this “Agreement”), is entered into as of August 3, 2012 by and among Apartment Trust of America, Inc., a Maryland corporation (“ATA”), Apartment Trust of America Holdings, L.P., a Virginia limited partnership (“ATA Holdings”), ROC REIT Advisors, LLC, a Virginia limited liability company (the “Advisor”), Stanley J. Olander, an individual residing in Richmond, Virginia (“Olander”), Gustav G. Remppies, an individual residing in Richmond, Virginia (“Remppies”), and David Carneal, an individual residing in Richmond, Virginia (“Carneal”).

WHEREAS, ATA, ATA Holdings and the Advisor have entered into that certain Advisory Agreement, dated February 25, 2012 (the “Advisory Agreement”), pursuant to which the Advisor is responsible for the managing the business and affairs of ATA and ATA Holdings; and

WHEREAS, ATA and ATA Holdings have entered into that certain Master Contribution and Recapitalization Agreement with Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management LLC, dated of even date herewith, together with a series of related agreements, pursuant to which, among other things, ATA and ATA Holdings will acquire a substantial portfolio of properties, two outside investors will make a substantial cash investment in ATA and certain changes will be effectuated with respect to the composition of ATA’s Board of Directors and management team (the “Recapitalization Agreement”); and

WHEREAS, ATA’s Board of Directors has determined, pursuant to Section 13 of the Advisory Agreement, that it is in the best interests of ATA and ATA Holdings to internalize their management by terminating the Advisory Agreement and by employing all of the employees of the Advisor (the “Internalization”); and

WHEREAS, pursuant to Section 18 of the Advisory Agreement, ATA has the right to terminate the Advisory Agreement upon completing the Internalization; and

WHEREAS, in accordance with the terms of this Agreement, the Advisory Agreement shall be terminated immediately upon the Effective Time (as defined below); and

WHEREAS, the parties to this Agreement wish to enter into the mutual releases contained in this Agreement in connection with the termination of all of the Advisory Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

SECTION 1. TERMINATION OF ADVISORY AGREEMENT.

1.1 Termination of Advisory Agreement. ATA, ATA Holdings and the Advisor agree, acknowledge, understand and confirm that the Advisory Agreement shall be terminated without any further action on the part of any of ATA, ATA Holdings or the Advisor, effective as of the completion of the Initial Closing, as that term is defined in the Recapitalization Agreement (the “Effective Date”), subject to receipt by the Advisor of the Acquisition Fees payable to the Advisor pursuant to the Advisory Agreement with respect to the Contribution transactions contemplated under the Recapitalization Agreement as described in Section 2 below.

SECTION 2. PAYMENT OF FEES.

2.1 At the Effective Time, ATA Holdings shall pay to the Advisor an Acquisition Fee, as that term is defined in the Advisory Agreement, in the amount of $4,000,000, payable in cash with respect to the acquisition by ATA Holdings of all of the Contributed Properties pursuant to the Recapitalization Agreement and each of the Contribution Agreements referenced therein.

SECTION 3. RELEASE OF PARTIES.

3.1 Release of Parties. In consideration of the mutual promises and releases contained in this Agreement, each of the parties hereto, on behalf of it or himself, and any and all of their respective successors-in-interest, affiliates, assigns, heirs, insurers, executors, officers, directors, agents, employees, attorneys, parent companies, subsidiaries, administrators, principals, shareholders, representatives, partners, joint venturers, predecessors-in-interest, trusts, trustors, trustees, beneficiaries, and all others who may take any interest in the matters or agreements described herein, irrevocably, completely, and forever release, acquit and discharge all of the other parties hereto, and any and all of their respective successors-in-interest, affiliates, assigns, heirs, insurers, executors, officers, directors, agents, employees, attorneys, parent companies, subsidiaries, administrators, principals, shareholders, representatives, partners, joint venturers, predecessors-in-interest, trusts, trustors, trustees and beneficiaries and all others who may take any interest in the matters or agreements described herein from all claims, causes of action, demands, losses or damages of any kind, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether now known or unknown, suspected or unsuspected, existing, claimed to exist or which can ever hereinafter exist from the beginning of time through the date of this Release not involving acts or omissions constituting fraud or intentional or criminal misconduct or gross negligence; provided, however, that the release (the “Release”) contained in this Section 3.1 shall not relate to any claims, demands, suits, actions or causes of action (i) arising as a result of a breach of this Agreement or (ii) arising under the Recapitalization Agreement or under any document or agreement executed contemporaneously with, or in connection with the transactions contemplated by, the Recapitalization Agreement; and provided further, however, that the Release shall not relate to any claims, demands, suits, actions or causes of action as between ATA and ATA Holdings. For purposes of this Section 3.1, the term “all claims” means all existing demands, claims and causes of action, known or unknown, pending or threatened, and for all existing known and unknown damages and remedies. Under this definition, “all claims” includes, but is not limited to, all claims, demands, lawsuits, debts, accounts, covenants, agreements, liabilities, obligations, losses, costs, fees, expenses, remedies, fines, penalties, sanctions and causes of action of any nature, whether in contract or in tort, or based upon common law, or arising under or by virtue of any judicial decision, statute or regulation, for past, present, known, and unknown injuries, property or economic damage, and all other losses and damages of any kind, including but not limited to the following: all actual damages; all exemplary and punitive damages; all penalties of any kind, including without limitation any tax liabilities or penalties; all declaratory and/or injunctive relief; consequential damages; and pre-judgment and post-judgment interest, costs and attorneys’ fees. This definition further includes, but is not limited to, all damages, all remedies, and all claims, demands, and causes of action that are now recognized by law or that may be created or recognized in the future in any manner, including without limitation by statute, regulation, or judicial decision.

3.2 Indemnification Agreements and D&O Insurance. Each of ATA and ATA Holdings acknowledges and agrees that nothing in this Agreement (including, without limitation, the Release), or in any other prior or contemporaneous contract, agreement, document or understanding, shall affect or apply to the respective rights of Olander, Remppies and Carneal under (i) those certain Indemnification Agreements by and between ATA and each such individual, dated March 16, 2010, and (ii) insurance maintained by ATA for its directors and officers. Without limiting the generality of the foregoing, each of ATA and ATA Holdings acknowledges and agrees that the Release shall not prevent Olander,

Remppies or Carneal from contesting the applicability of any such indemnification provision or insurance coverage. ATA agrees that it shall continue to indemnify and hold Olander, Remppies and Carneal harmless to the maximum extent permitted by Section 2-418 of the Maryland General Corporation Law or its successor statute.

SECTION 4. REPRESENTATIONS AND WARRANTIES. As an inducement to each of the parties hereto to enter into this Agreement and agree to the Release, each party hereby represents and warrants, to the extent applicable, to each other party, as of the date hereof, as follows:

4.1 Authority of ATA. ATA has the necessary corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. ATA has taken all action required by law and its governing documents to authorize ATA’s execution, delivery and performance of this Agreement. ATA has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by all of the other parties hereto, this Agreement constitutes the legal and valid binding obligations of ATA enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2 Authority of ATA Holdings. ATA Holdings has the necessary partnership power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. ATA Holdings has taken all action required by law and its governing documents to authorize ATA Holdings’ execution, delivery and performance of this Agreement. ATA Holdings has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by all of the other parties hereto, this Agreement constitutes the legal and valid binding obligations of ATA Holdings enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Authority of the Advisor. The Advisor has the necessary limited liability company power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. The Advisor has taken all action required by law and its governing documents to authorize the Advisor’s execution, delivery and performance of this Agreement. The Advisor has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by all of the other parties hereto, this Agreement constitutes the legal and valid binding obligations of the Advisor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 Authority of Olander, Remppies and Carneal. Each of Olander, Remppies and Carneal individually represents and warrants as to himself that he has the necessary authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. Each of Olander, Remppies and Carneal has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by all of the other parties hereto, this Agreement constitutes the legal and valid binding obligations of each of Olander, Remppies and Carneal enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5 No Assignment of Claims. Each of the parties hereby represents and warrants to each other party that it or any of its respective parents, subsidiaries, affiliates, shareholders, members, officers, directors, employees, agents, attorneys, predecessors, successors, assigns or representatives has not assigned or transferred, or purported to assign or transfer, to any person, firm, partnership, corporation or entity whatsoever, any rights, rights to indemnification, causes of action, suits, debts, dues, sums of money, accounts, attorneys’ fees, costs, expenses, reckonings, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, demands or liability released pursuant to this Release. Each of the parties hereby agrees to indemnify, defend and hold harmless each of the other parties from and against any such claims, damages or liabilities in any way arising from, connected with or related to any such assignment or transfer or purported assignment or transfer.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the Commonwealth of Virginia, applicable to agreements made and to be performed entirely therein, without regard to conflict of laws provisions thereof that would apply the law of any other jurisdiction.

5.2 Entire Agreement; Modification; Headings. This Agreement embodies the entire agreement of the parties respecting the matters within its scope, and supersedes all prior discussions, agreements and understandings of the parties hereto with respect to such subject matter. This Agreement and the Release contained herein shall not be amended, supplemented, rescinded or otherwise modified, nor may any provision hereof be waived or terminated, except by a written instrument signed by all of the parties. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

5.3 Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

5.4 Severability. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

5.5 Invalidity. If any provision in this Agreement or the Release is held to be invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement or the Release, as the case may be, will remain in full force and effect. Any provision of this Agreement or the Release, as the case may be, held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable

5.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5.7 Further Assurances. Each of the parties shall execute and deliver all such further documents and instruments and do all acts and things as may be required to carry out the full intent and purpose of this Agreement and the Release contained herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made effective as of the day and year first above written.

APARTMENT TRUST OF AMERICA, INC.

By:	/s/ Stanley J. Olander
Name:	Stanley J. Olander, Jr.
Title:	Chief Executive Officer and Chairman of the Board

APARTMENT TRUST OF AMERICA HOLDINGS, L.P.
By:	APARTMENT TRUST OF AMERICA, INC., its General Partner

	By:	/s/ Stanley J. Olander
	Name:	Stanley J. Olander, Jr.
	Title:	Chief Executive Officer and Chairman of the Board

ROC REIT ADVISORS, LLC

By:	/s/ Stanley J. Olander
Name:
Title:

/s/ Stanley J. Olander
STANLEY J. OLANDER

/s/ Gustav G. Remppies
GUSTAV G. REMPPIES

/s/ David Carneal
DAVID CARNEAL

Signature page to Advisory Termination Agreement and Mutual Release